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                                                                     EXHIBIT 5.1

                [Letterhead of Wilson Sonsini Goodrich & Rosati]

                                  July 1, 2000

Avocent Corporation
4991 Corporate Drive
Huntsville, Alabama   35805

RE: REGISTRATION STATEMENT ON FORM S-8:
    APEX INC. EMPLOYEE STOCK PLAN
    APEX INC. EMPLOYEE STOCK PURCHASE PLAN
    CYBEX COMPUTER PRODUCTS CORPORATION 1998 EMPLOYEE STOCK INCENTIVE PLAN
    CYBEX COMPUTER PRODUCTS CORPORATION 1995 EMPLOYEE STOCK OPTION PLAN
    CYBEX COMPUTER PRODUCTS CORPORATION 1995 OUTSIDE DIRECTORS STOCK OPTION PLAN

Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about July 3, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 5,536,822 shares of your Common Stock (the "Shares") reserved for issuance under the Apex Inc. Employee Stock Plan, Apex Inc. Employee Stock Purchase Plan, Cybex Computer Products Corporation 1998 Employee Stock Incentive Plan, Cybex Computer Products Corporation 1995 Employee Stock Option Plan, Cybex Computer Products Corporation 1995 Outside Directors Stock Option Plan (the "Plans"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of such Common Stock under the Plans.

     It is our opinion that the Shares, as or when issued and sold in the manner described in the Registration Statement and sold in the manner referred to in the Plans and pursuant to the agreement which accompanies the Plans, are or will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation

                                            /s/ Wilson Sonsini Goodrich & Rosati


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